Exhibit 99.1
Boeing Reports Fourth-Quarter Results
Fourth Quarter 2021
▪Continued global return to service of 737 MAX, including progress in China
▪Revenue of $14.8 billion; operating cash flow of $0.7 billion
▪787 program recorded $3.5 billion pre-tax non-cash charge; focused on actions required to resume deliveries
▪GAAP loss per share of ($7.02) and core (non-GAAP)* loss per share of ($7.69)
Full-Year 2021
▪Revenue of $62.3 billion; operating cash flow of ($3.4) billion; cash and marketable securities of $16.2 billion
▪GAAP loss per share of ($7.15) and core (non-GAAP)* loss per share of ($9.44)
▪Total backlog of $377 billion and added 535 net commercial orders
▪Focused on safety, quality and operational stability

Table 1. Summary Financial Results	Fourth Quarter			Full Year
(Dollars in Millions, except per share data)	2021	2020	Change	2021	2020	Change

Revenues	$14,793	$15,304	(3)%	$62,286	$58,158	7%

GAAP
Loss From Operations	($4,171)	($8,049)	NM	($2,902)	($12,767)	NM
Operating Margin	(28.2)%	(52.6)%	NM	(4.7)%	(22.0)%	NM
Net Loss	($4,164)	($8,439)	NM	($4,290)	($11,941)	NM
Loss Per Share	($7.02)	($14.65)	NM	($7.15)	($20.88)	NM
Operating Cash Flow	$716	($4,009)	NM	($3,416)	($18,410)	NM
Non-GAAP*
Core Operating Loss	($4,536)	($8,377)	NM	($4,075)	($14,150)	NM
Core Operating Margin	(30.7)%	(54.7)%	NM	(6.5)%	(24.3)%	NM
Core Loss Per Share	($7.69)	($15.25)	NM	($9.44)	($23.25)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures."
    CHICAGO, January 26, 2022 – The Boeing Company [NYSE: BA] reported fourth-quarter revenue of $14.8 billion, reflecting higher commercial volume and lower defense revenue. GAAP loss per share of ($7.02) and core loss per share (non-GAAP)* of ($7.69) reflect lower charges and higher commercial volume (Table 1). Boeing recorded operating cash flow of $0.7 billion.
    “2021 was a rebuilding year for us as we overcame hurdles and reached key milestones across our commercial, defense and services portfolios. We increased 737 MAX production and deliveries, and safely returned the 737 MAX to service in nearly all global markets. As the commercial market recovery gained traction, we also generated robust commercial orders, including record freighter sales. Demonstrating progress in our overall recovery, we also returned to generating positive cash flow in the fourth quarter,” said David Calhoun, Boeing President and Chief Executive Officer. “On the 787 program, we’re progressing through a comprehensive effort to ensure every airplane in our production system conforms to our exacting specifications. While this continues to impact our near-term results, it is the right approach to building stability and predictability as demand returns for the long term. Across the enterprise, we remain focused on safety and quality as we deliver for our customers and invest in our people and in our sustainable future.”

Table 2. Cash Flow	Fourth Quarter		Full Year
(Millions)	2021	2020	2021	2020
Operating Cash Flow	$716	($4,009)	($3,416)	($18,410)
Less Additions to Property, Plant & Equipment	($222)	($265)	($980)	($1,303)
Free Cash Flow*	$494	($4,274)	($4,396)	($19,713)
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures."
    Operating cash flow improved to $0.7 billion in the quarter, reflecting higher commercial volume, higher advance payments, and lower expenditures (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances	Quarter-End
(Billions)	Q4 21	Q3 21
Cash	$8.0	$9.8
Marketable Securities[1]	$8.2	$10.2
Total	$16.2	$20.0
Debt Balances:
The Boeing Company, net of intercompany loans to BCC	$56.6	$60.9
Boeing Capital, including intercompany loans	$1.5	$1.5
Total Consolidated Debt	$58.1	$62.4
1 Marketable securities consists primarily of time deposits due within one year classified as "short-term investments."
    Cash and investments in marketable securities decreased to $16.2 billion, compared to $20.0 billion at the beginning of the quarter, primarily driven by debt repayment partially offset by operating cash flow. Debt was $58.1 billion, down from $62.4 billion at the beginning of the quarter due to the prepayment of a term loan and repayment of maturing debt.
    Total company backlog at quarter-end was $377 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Fourth Quarter			Full Year
(Dollars in Millions)	2021	2020	Change	2021	2020	Change

Commercial Airplanes Deliveries	99	59	68%	340	157	117%

Revenues	$4,750	$4,728	0%	$19,493	$16,162	21%
Loss from Operations	($4,454)	($7,648)	NM	($6,475)	($13,847)	NM
Operating Margin	(93.8)%	(161.8)%	NM	(33.2)%	(85.7)%	NM
Commercial Airplanes fourth-quarter revenue increased slightly to $4.8 billion primarily driven by higher 737 deliveries, partially offset by lower widebody deliveries and less favorable mix (Table 4). Fourth-quarter operating margin was primarily driven by a charge on the 787 program.
Boeing is continuing to make progress on the global safe return to service of the 737 MAX. In December, the Civil Aviation Administration of China issued an airwo    rthiness directive outlining changes required for Chinese airlines to prepare their fleets to resume service. Since the FAA's approval to return the 737 MAX to operations in November 2020, over 300,000 revenue flights have been completed, and the reliability of the 737 MAX fleet remains above 99 percent (as of January 24, 2022). The 737 program is currently producing at a rate of 26 per month and continues to progress towards a production rate of 31 per month in early 2022. The company is evaluating the timing of further rate increases.
The company continues to perform rework on 787 airplanes in inventory and is engaged in detailed discussions with the FAA regarding required actions to resume deliveries. In the fourth quarter, the company determined that these activities will take longer than previously expected, resulting in further delays in customer delivery dates and associated customer considerations. Accordingly, Commercial Airplanes recorded a $3.5 billion pre-tax non-cash charge on the 787 program. The program is producing at a very low rate and will continue to do so until deliveries resume, with an expected gradual return to five per month over time. The company now anticipates 787 abnormal costs will increase to approximately $2 billion, with most being incurred by the end of 2023, including $285 million recorded in the quarter.
Commercial Airplanes secured orders for 164 737 MAX and 24 freighter aircraft. Commercial Airplanes delivered 99 airplanes during the quarter and backlog included over 4,200 airplanes valued at $297 billion.

Defense, Space & Security

Table 5. Defense, Space & Security	Fourth Quarter			Full Year
(Dollars in Millions)	2021	2020	Change	2021	2020	Change

Revenues	$5,862	$6,779	(14)%	$26,540	$26,257	1%
(Loss)/earnings from Operations	($255)	$502	(151)%	$1,544	$1,539	—%
Operating Margin	(4.4)%	7.4%	(159)%	5.8%	5.9%	(2)%
    Defense, Space & Security fourth-quarter revenue decreased to $5.9 billion and fourth-quarter operating margin decreased to (4.4) percent, primarily due to lower volume and less favorable performance across the portfolio, including a $402 million pre-tax charge on the KC-46A Tanker program.
    During the quarter, Defense, Space & Security secured an award for six MH-47G Block II Chinook helicopters for the U.S. Army Special Operations, a contract extension for Future Logistics Information Services for the U.K. Ministry of Defence, an award for modernization of Airborne Warning and Control System to the Royal Saudi Air Force, and contracts for proprietary space programs. Defense, Space & Security also completed the first carrier tests for the MQ-25 unmanned aerial tanker and started flight testing on the second uncrewed Loyal Wingman aircraft.
     Backlog at Defense, Space & Security was $60 billion, of which 33 percent represents orders from customers outside the U.S.
Global Services

Table 6. Global Services	Fourth Quarter			Full Year
(Dollars in Millions)	2021	2020	Change	2021	2020	Change

Revenues	$4,291	$3,733	15%	$16,328	$15,543	5%
Earnings from Operations	$401	$143	180%	$2,017	$450	348%
Operating Margin	9.3%	3.8%	145%	12.4%	2.9%	328%
    Global Services fourth-quarter revenue increased to $4.3 billion and fourth-quarter operating margin increased to 9.3 percent primarily driven by higher commercial volume and favorable mix. Operating margin was negatively impacted by a $220 million inventory impairment.
    During the quarter, Global Services secured a V-22 Performance Based Logistics contract for the U.S. Marine Corps, was awarded a contract for F/A-18 Landing Gear Repair for the U.S. Navy, and was selected to provide Apache training and support services to the U.K. Ministry of Defence. Global Services also delivered the 50th 767-300 converted freighter.

Additional Financial Information

Table 7. Additional Financial Information	Fourth Quarter		Full Year
(Dollars in Millions)	2021	2020	2021	2020
Revenues
Boeing Capital	$63	$56	$272	$261
Unallocated items, eliminations and other	($173)	$8	($347)	($65)
Earnings/(Loss) from Operations
Boeing Capital	$7	$16	$106	$63
FAS/CAS service cost adjustment	$365	$328	$1,173	$1,383
Other unallocated items and eliminations	($235)	($1,390)	($1,267)	($2,355)
Other income, net	$132	$122	$551	$447
Interest and debt expense	($661)	($698)	($2,682)	($2,156)
Effective tax rate	11.4%	2.2%	14.8%	17.5%
    At quarter-end, Boeing Capital's net portfolio balance was $1.7 billion. The change in revenue and earnings from other unallocated items and eliminations was primarily due to the timing of allocations. The loss from other unallocated items and eliminations was also impacted by a $744 million charge related to an agreement between Boeing and the U.S. Department of Justice in 2020. The fourth quarter 2021 effective tax rate primarily reflects a higher income tax benefit due to a lower valuation allowance charge than in fourth quarter 2020.

Non-GAAP Measures Disclosures
    We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings, Core Operating Margin and Core Earnings Per Share
    Core operating earnings is defined as GAAP earnings from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the Financial Accounting Standards (FAS) pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as core operating earnings expressed as a percentage of revenue. Core earnings per share is defined as GAAP diluted earnings per share excluding the net earnings per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs, comprising service and prior service costs computed in accordance with GAAP are allocated to Commercial Airplanes and BGS businesses supporting commercial customers. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings, core operating margin and core earnings per share for purposes of evaluating and forecasting underlying business performance. Management believes these core earnings measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the GAAP and non-GAAP measures is provided on pages 13-14.
Free Cash Flow
    Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. Table 2 provides a reconciliation of free cash flow to GAAP operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) the COVID-19 pandemic and related industry impacts, including with respect to our operations, our liquidity, the health of our customers and suppliers, and future demand for our products and services; (2) the 737 MAX, including the timing and conditions of remaining 737 MAX regulatory approvals, lower than planned production rates and/or delivery rates, and additional considerations to customers and suppliers; (3) general conditions in the economy and our industry, including those due to regulatory changes; (4) our reliance on our commercial airline customers; (5) the overall health of our aircraft production system, planned commercial aircraft production rate changes, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards; (6) changing budget and appropriation levels and acquisition priorities of the U.S. government; (7) our dependence on U.S. government contracts; (8) our reliance on fixed-price contracts; (9) our reliance on cost-type contracts; (10) uncertainties concerning contracts that include in-orbit incentive payments; (11) our dependence on our subcontractors and suppliers, as well as the availability of raw materials; (12) changes in accounting estimates; (13) changes in the competitive landscape in our markets; (14) our non-U.S. operations, including sales to non-U.S. customers; (15) threats to the security of our, our customers’ and/or our suppliers' information; (16) potential adverse developments in new or pending litigation and/or government investigations; (17) customer and aircraft concentration in our customer financing portfolio; (18) changes in our ability to obtain debt financing on commercially reasonable terms and at competitive rates; (19) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (20) the adequacy of our insurance coverage to cover significant risk exposures; (21) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (22) work stoppages or other labor disruptions; (23) substantial pension and other postretirement benefit obligations; (24) potential environmental liabilities; and (25) effects of climate change and legal, regulatory or market responses to such change.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Matt Welch or Keely Moos (312) 544-2140
Communications:	Michael Friedman media@boeing.com

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Twelve months ended December 31		Three months ended December 31
(Dollars in millions, except per share data)	2021	2020	2021	2020
Sales of products	$51,386	$47,142	$12,162	$12,486
Sales of services	10,900	11,016	2,631	2,818
Total revenues	62,286	58,158	14,793	15,304

Cost of products	(49,954)	(54,568)	(14,788)	(18,567)
Cost of services	(9,283)	(9,232)	(2,512)	(2,415)
Boeing Capital interest expense	(32)	(43)	(7)	(10)
Total costs and expenses	(59,269)	(63,843)	(17,307)	(20,992)
	3,017	(5,685)	(2,514)	(5,688)
Income from operating investments, net	210	9	15	70
General and administrative expense	(4,157)	(4,817)	(988)	(1,828)
Research and development expense, net	(2,249)	(2,476)	(678)	(605)
Gain/(loss) on dispositions, net	277	202	(6)	2
Loss from operations	(2,902)	(12,767)	(4,171)	(8,049)
Other income, net	551	447	132	122
Interest and debt expense	(2,682)	(2,156)	(661)	(698)
Loss before income taxes	(5,033)	(14,476)	(4,700)	(8,625)
Income tax benefit	743	2,535	536	186
Net loss	(4,290)	(11,941)	(4,164)	(8,439)
Less: net loss attributable to noncontrolling interest	(88)	(68)	(21)	(19)
Net loss attributable to Boeing Shareholders	($4,202)	($11,873)	($4,143)	($8,420)

Basic loss per share	($7.15)	($20.88)	($7.02)	($14.65)

Diluted loss per share	($7.15)	($20.88)	($7.02)	($14.65)

Weighted average diluted shares (millions)	588.0	569.0	590.3	575.4

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	December 31 2021	December 31 2020
Assets
Cash and cash equivalents	$8,052	$7,752
Short-term and other investments	8,192	17,838
Accounts receivable, net	2,641	1,955
Unbilled receivables, net	8,620	7,995
Current portion of customer financing, net	117	101
Inventories	78,823	81,715
Other current assets, net	2,221	4,286
Total current assets	108,666	121,642
Customer financing, net	1,695	1,936
Property, plant and equipment, net of accumulated depreciation of $20,538 and $20,507	10,918	11,820
Goodwill	8,068	8,081
Acquired intangible assets, net	2,562	2,843
Deferred income taxes	77	86
Investments	975	1,016
Other assets, net of accumulated amortization of of $975 and $729	5,591	4,712
Total assets	$138,552	$152,136
Liabilities and equity
Accounts payable	$9,261	$12,928
Accrued liabilities	18,455	22,171
Advances and progress billings	52,980	50,488
Short-term debt and current portion of long-term debt	1,296	1,693
Total current liabilities	81,992	87,280
Deferred income taxes	218	1,010
Accrued retiree health care	3,528	4,137
Accrued pension plan liability, net	9,104	14,408
Other long-term liabilities	1,750	1,486
Long-term debt	56,806	61,890
Total liabilities	153,398	170,211
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	9,052	7,787
Treasury stock, at cost - 423,343,707 and 429,941,021 shares	(51,861)	(52,641)
Retained earnings	34,408	38,610
Accumulated other comprehensive loss	(11,659)	(17,133)
Total shareholders’ deficit	(14,999)	(18,316)
Noncontrolling interests	153	241
Total equity	(14,846)	(18,075)
Total liabilities and equity	$138,552	$152,136

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Twelve months ended December 31
(Dollars in millions)	2021	2020
Cash flows – operating activities:
Net loss	($4,290)	($11,941)
Adjustments to reconcile net loss to net cash used by operating activities:
Non-cash items –
Share-based plans expense	833	250
Treasury shares issued for 401(k) contribution	1,233	195
Depreciation and amortization	2,144	2,246
Investment/asset impairment charges, net	98	410
Customer financing valuation adjustments		12
Gain on dispositions, net	(277)	(202)
787 and 777X reach-forward losses	3,460	6,493
Other charges and credits, net	360	1,462
Changes in assets and liabilities –
Accounts receivable	(713)	909
Unbilled receivables	(586)	919
Advances and progress billings	2,505	(1,060)
Inventories	(1,127)	(11,002)
Other current assets	345	372
Accounts payable	(3,783)	(5,363)
Accrued liabilities	(3,687)	1,074
Income taxes receivable, payable and deferred	733	(2,576)
Other long-term liabilities	(206)	(222)
Pension and other postretirement plans	(972)	(794)
Customer financing, net	210	173
Other	304	235
Net cash used by operating activities	(3,416)	(18,410)
Cash flows – investing activities:
Payments to acquire property, plant and equipment	(980)	(1,303)
Proceeds from disposals of property, plant and equipment	529	296
Acquisitions, net of cash acquired	(6)
Contributions to investments	(35,713)	(37,616)
Proceeds from investments	45,489	20,275
Other	5	(18)
Net cash provided/(used) by investing activities	9,324	(18,366)
Cash flows – financing activities:
New borrowings	9,795	47,248
Debt repayments	(15,371)	(10,998)
Stock options exercised	42	36
Employee taxes on certain share-based payment arrangements	(66)	(173)
Dividends paid		(1,158)
Net cash (used)/provided by financing activities	(5,600)	34,955
Effect of exchange rate changes on cash and cash equivalents	(39)	85
Net increase/(decrease) in cash & cash equivalents, including restricted	269	(1,736)
Cash & cash equivalents, including restricted, at beginning of year	7,835	9,571
Cash & cash equivalents, including restricted, at end of year	8,104	7,835
Less restricted cash & cash equivalents, included in Investments	52	83
Cash and cash equivalents at end of year	$8,052	$7,752

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Twelve months ended December 31		Three months ended December 31
(Dollars in millions)	2021	2020	2021	2020
Revenues:
Commercial Airplanes	$19,493	$16,162	$4,750	$4,728
Defense, Space & Security	26,540	26,257	5,862	6,779
Global Services	16,328	15,543	4,291	3,733
Boeing Capital	272	261	63	56
Unallocated items, eliminations and other	(347)	(65)	(173)	8
Total revenues	$62,286	$58,158	$14,793	$15,304
Earnings/(loss) from operations:
Commercial Airplanes	($6,475)	($13,847)	($4,454)	($7,648)
Defense, Space & Security	1,544	1,539	(255)	502
Global Services	2,017	450	401	143
Boeing Capital	106	63	7	16
Segment operating loss	(2,808)	(11,795)	(4,301)	(6,987)
Unallocated items, eliminations and other	(1,267)	(2,355)	(235)	(1,390)
FAS/CAS service cost adjustment	1,173	1,383	365	328
Loss from operations	(2,902)	(12,767)	(4,171)	(8,049)
Other income, net	551	447	132	122
Interest and debt expense	(2,682)	(2,156)	(661)	(698)
Loss before income taxes	(5,033)	(14,476)	(4,700)	(8,625)
Income tax benefit	743	2,535	536	186
Net loss	(4,290)	(11,941)	(4,164)	(8,439)
Less: Net loss attributable to noncontrolling interest	(88)	(68)	(21)	(19)
Net loss attributable to Boeing Shareholders	($4,202)	($11,873)	($4,143)	($8,420)
Research and development expense, net:
Commercial Airplanes	$1,140	$1,385	$323	$278
Defense, Space & Security	818	713	288	219
Global Services	107	138	27	28
Other	184	240	40	80
Total research and development expense, net	$2,249	$2,476	$678	$605
Unallocated items, eliminations and other:
Share-based plans	($174)	($120)	($3)	($40)
Deferred compensation	(126)	(93)	(40)	(127)
Amortization of previously capitalized interest	(107)	(95)	(41)	(26)
Research and development expense, net	(184)	(240)	(40)	(80)
Eliminations and other unallocated items	(676)	(1,807)	(111)	(1,117)
Sub-total (included in core operating loss)	(1,267)	(2,355)	(235)	(1,390)
Pension FAS/CAS service cost adjustment	882	1,024	306	251
Postretirement FAS/CAS service cost adjustment	291	359	59	77
FAS/CAS service cost adjustment	1,173	1,383	$365	$328
Total	($94)	($972)	$130	($1,062)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Twelve months ended December 31		Three months ended December 31
Commercial Airplanes	2021	2020	2021	2020
737	263	43	84	31
747	7	5	3	3
767	32	30	8	10
777	24	26	4	11
787	14	53	—	4
Total	340	157	99	59

Defense, Space & Security
AH-64 Apache (New)	27	19	8	1
AH-64 Apache (Remanufactured)	56	52	14	8
CH-47 Chinook (New)	15	27	3	8
CH-47 Chinook (Renewed)	5	3	—	—
F-15 Models	16	4	5	1
F/A-18 Models	21	20	6	6
KC-46 Tanker	13	14	6	4
P-8 Models	16	15	5	6

Total backlog (Dollars in millions)	December 31 2021	December 31 2020
Commercial Airplanes	$296,882	$281,588
Defense, Space & Security	59,828	60,847
Global Services	20,496	20,632
Unallocated items, eliminations and other	293	337
Total backlog	$377,499	$363,404

Contractual backlog	$356,362	$339,309
Unobligated backlog	21,137	24,095
Total backlog	$377,499	$363,404

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating loss, core operating margin, and core loss per share with the most directly comparable GAAP financial measures, loss from operations, operating margin, and diluted loss per share. See page 6 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Fourth Quarter 2021		Fourth Quarter 2020
	$ millions	Per Share	$ millions	Per Share
Revenues	14,793		15,304
Loss from operations (GAAP)	(4,171)		(8,049)
Operating margin (GAAP)	(28.2)%		(52.6)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(306)		(251)
Postretirement FAS/CAS service cost adjustment	(59)		(77)
FAS/CAS service cost adjustment	(365)		(328)
Core operating loss (non-GAAP)	($4,536)		($8,377)
Core operating margin (non-GAAP)	(30.7)%		(54.7)%

Diluted loss per share (GAAP)		($7.02)		($14.65)
Pension FAS/CAS service cost adjustment	($306)	(0.52)	($251)	(0.44)
Postretirement FAS/CAS service cost adjustment	(59)	(0.10)	(77)	(0.13)
Non-operating pension expense	(147)	(0.26)	(85)	(0.15)
Non-operating postretirement expense	15	0.03	(21)	(0.04)
Provision for deferred income taxes on adjustments [1]	104	0.18	91	0.16
Subtotal of adjustments	($393)	($0.67)	($343)	($0.60)
Core loss per share (non-GAAP)		($7.69)		($15.25)

Weighted average diluted shares (in millions)		590.3		575.4
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating loss, core operating margin, and core loss per share with the most directly comparable GAAP financial measures, loss from operations, operating margin, and diluted loss per share. See page 6 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Twelve Months 2021		Twelve months 2020
	$ millions	Per Share	$ millions	Per Share
Revenues	62,286		58,158
Loss from operations (GAAP)	(2,902)		(12,767)
Operating margin (GAAP)	(4.7)%		(22.0)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(882)		(1,024)
Postretirement FAS/CAS service cost adjustment	(291)		(359)
FAS/CAS service cost adjustment	(1,173)		(1,383)
Core operating loss (non-GAAP)	($4,075)		($14,150)
Core operating margin (non-GAAP)	(6.5)%		(24.3)%

Diluted loss per share (GAAP)		($7.15)		($20.88)
Pension FAS/CAS service cost adjustment	($882)	(1.50)	($1,024)	(1.80)
Postretirement FAS/CAS service cost adjustment	(291)	(0.49)	(359)	(0.63)
Non-operating pension expense	(528)	(0.91)	(340)	(0.60)
Non-operating postretirement expense	(1)		16	0.03
Provision for deferred income taxes on adjustments [1]	357	0.61	358	0.63
Subtotal of adjustments	($1,345)	($2.29)	($1,349)	($2.37)
Core loss per share (non-GAAP)		($9.44)		($23.25)

Weighted average diluted shares (in millions)		588.0		569.0
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.